DCR
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Duff & Phelps Credit Rating Co.

                                                           55 East Monroe Street
                                                         Chicago, Illinois 60603
                                                                  (312) 368-3100
                                                              FAX (312) 368-3155

                                            Exhibit 11(b)

                   Ex-99 B11(b)
                   CONSENT OF DUFF & PHELPS CREDIT RATING CO.

     We hereby consent to the references to our name under the caption "Rating of Series' Shares" in the form of prospectus to be included in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of Prudential Institutional Liquidity Portfolio, Inc. (the "Fund") relating to the Fund's Institutional Money Market Series, and to the filing of this consent with the Securities and Exchange Commission as an exhibit to such Post-Effective Amendment.


June 1, 1998                                    DUFF & PHELPS CREDIT RATING CO.




                                             By:   Robert N.M. Upton
                                                 ------------------------------
                                                   Name: Robert N.M. Upton
                                                   Title: Vice President





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